Exhibit 99.1
N E W S R E L E A S E

FOR IMMEDIATE RELEASE
OCTOBER 31, 2023

CHESAPEAKE ENERGY CORPORATION REPORTS THIRD QUARTER 2023 RESULTS
OKLAHOMA CITY, October 31, 2023 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported third quarter 2023 financial and operating results.
•Net cash provided by operating activities of $506 million
•Net income of $70 million, or $0.49 per diluted share (all per share amounts stated on a diluted basis); adjusted net income(1) of $155 million, or $1.09 per share
•Delivered total net production of 3,495 mmcfe per day and adjusted EBITDAX(1) of $580 million
•Returned more than $200 million to shareholders through base dividend and share buybacks; announced total quarterly dividend of $0.575 per common share to be paid in December 2023
•Cash on hand of approximately $713 million as of September 30, 2023
•Upgraded to positive watch while maintaining BB at S&P Global Ratings; advancing path toward Investment Grade credit status
•Entered into new heads of agreements (HOA) with Vitol to provide gas sufficient to produce up to 1 mtpa of LNG with net back indexed to the Japan Korea Marker (JKM) for 15 years
•Joined the Oil & Gas Methane Partnership (OGMP) 2.0
(1) A Non-GAAP measure as defined in the supplemental financial tables available on the company's website at www.chk.com.

Nick Dell’Osso, Chesapeake’s President and Chief Executive Officer, said, “Our team is operating at the highest and safest levels, and delivered another strong quarter. We continue to show the resilience of this organization and assets in the midst of lower commodity prices. Our strong balance sheet and deep liquidity underpin the leading rock, returns and runway of our portfolio and have allowed us to maintain our repurchase program in the midst of the trough of the commodity cycle. Our focus is clear — to ‘Be LNG Ready’ and opportunistically capitalize on our strong financial position and leading operating performance. We remain confident in our ability to deliver affordable, reliable, lower carbon energy with peer-leading returns to shareholders.”

Operational Results

Third quarter net production was approximately 3,495 mmcfe per day (97% natural gas and 3% total liquids). This production was delivered despite the elective deferral of 60% of the planned third quarter Marcellus turn in lines and the extension of elective curtailments. The company used an average of nine rigs to drill 35 wells, down from 53 in the second quarter, and placed 34 wells on production which includes 16 wells in the South Texas Rich Eagle Ford asset.

Chesapeake is currently operating nine rigs and three completion crews including four rigs and two crews in the Marcellus and five rigs and one crew in the Haynesville.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@chk.com	Brooke Coe (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Operational Results (continued)
Chesapeake continued to build upon its peer leading operational performance, recognizing additional efficiency improvements during the third quarter. In the Marcellus, the company achieved its fastest drilling program performance of all-time, averaging 1,367 feet per day during the quarter. This included four of the top 10 longest laterals in the company’s history. In the Haynesville, Chesapeake continues to benefit from ongoing midstream debottlenecking and gas flow assurance efforts, resulting in lower line pressure and a ~15% quarter-over-quarter reduction in deferred volume due to pipeline / sales disruptions.
In addition to its operational performance records, the combined employee and contractor Total Recordable Incident Rate for the first nine months of 2023 improved ~50% over the same time period last year.
The company expects to drill 35 — 45 wells and place 50 — 60 wells on production in the fourth quarter of 2023. The company’s operating plan remains flexible, as illustrated by the deferral of third quarter turn in lines in the Marcellus, and is prepared for further adjustments based on market conditions.
Year-to-date, the company has acquired 34,000 additional net lease acres in the Marcellus and Haynesville plays at an average cost of $1,500 per acre.
LNG Update
On its continued path to Be LNG Ready, the company entered into a Heads of Agreement (HOA) with Vitol Inc. (Vitol). Under the agreement, Chesapeake will supply natural gas sufficient to produce up to 1.0 mtpa of LNG which, post liquefaction, would be purchased by Vitol at a price indexed to JKM beginning in 2028 for a period of 15 years.
Financial and Shareholder Return Update
During the third quarter of 2023, Chesapeake generated $506 million of operating cash flow, had $713 million of cash on hand, and an undrawn $2.0 billion credit facility at quarter-end.
The company repurchased approximately 1.5 million shares of its common stock for approximately $130 million at an average price of $86.16 per share in the third quarter. Through October 27, 2023, Chesapeake repurchased approximately 3.8 million shares of its common stock for approximately $316 million at an average price of $81.09 per share. Chesapeake has approximately $600 million remaining under its share repurchase program and, in total, has repurchased approximately 16 million shares of its common stock at a cost of approximately $1.4 billion under its current $2 billion authorization.
In the third quarter, the company’s credit rating outlook was moved to positive watch by S&P Global Ratings. Since April 2023, Chesapeake’s issuer default rating has been updated to ‘BB+’ maintaining a positive outlook and ‘Ba1’ with a stable outlook by Fitch Ratings and Moody’s, respectively. The agencies noted increased scale, conservative financial policy, and cash optionality as fundamental to the company’s continued rating improvements.
Sustainability Update
The company continued to advance its commitment to transparency and enhanced disclosures by joining the Oil & Gas Methane Partnership (OGMP) 2.0. OGMP 2.0 is the flagship oil and gas reporting and mitigation program of the United Nations Environment Program (UNEP), the only comprehensive, measurement-based international reporting framework for the sector. The company expects to submit its full implementation plan for OGMP 2.0 in 2024.
The company also announced a unique partnership with Eavor Inc. and the U.S. Air Force to provide Eavor-LoopTM generated geothermal energy to the Joint Base San Antonio Facility in Texas. Chesapeake will aid the project through its expertise in subsurface engineering, surface regulatory and impact mitigation and geologic resource characterization.

Conference Call Information
Chesapeake plans to host a conference call to discuss recent financial and operating results at 9 a.m. ET on Wednesday, November 1, 2023. The telephone number to access the conference call is 888-317-6003 or 412-317-6061 for international callers. The passcode for the call is 1010292.

Financial Statements, Non-GAAP Financial Measures and 2023 Guidance
The company’s 2023 third quarter financial and operational results, along with non-GAAP measures that adjust for items that are typically excluded by securities analysts, are available on the company’s website. Such non-GAAP measures should not be considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables and management's updated guidance for 2023 available on the company’s new website at www.chk.com.

Headquartered in Oklahoma City, Chesapeake Energy Corporation (NASDAQ:CHK) is powered by dedicated and innovative employees who are focused on discovering and responsibly developing leading positions in top U.S. oil and gas plays. With a goal to achieve net zero GHG emissions (Scope 1 and 2) by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the continuing effects of the impact of inflation and commodity price volatility resulting from instability in Europe and the Middle East, COVID-19 and related supply chain constraints, and the impact of each on our business, financial condition, results of operations and cash flows, the potential effects of the Plan on our operations, management, and employees, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends, and our ESG initiatives. Forward-looking and other statements in this release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.”

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•the impact of inflation and commodity price volatility resulting from instability in Europe and the Middle East, COVID-19 and related labor and supply chain constraints, along with the effects of the current global economic environment, including impacts from higher interest rates and recent bank closures and liquidity concerns at certain financial institutions, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and U.S. and on world financial markets;
•our ability to comply with the covenants under the credit agreement for our New Credit Facility and other indebtedness;
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions;
•our ability to realize anticipated cash cost reductions;

•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•a deterioration in general economic, business or industry conditions;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•our ability to replace reserves and sustain production;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•the limitations our level of indebtedness may have on our financial flexibility;
•our ability to achieve and maintain ESG certifications, goals and commitments;
•our inability to access the capital markets on favorable terms;
•the availability of cash flows from operations and other funds to fund cash dividends and repurchases of equity securities, to finance reserve replacement costs and/or satisfy our debt obligations;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•charges incurred in response to market conditions;
•limited control over properties we do not operate;
•leasehold terms expiring before production can be established;
•commodity derivative activities resulting in lower prices realized on natural gas, oil and NGL sales;
•the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations;
•potential over-the-counter derivatives regulations limiting our ability to hedge against commodity price fluctuations;
•adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•an interruption in operations at our headquarters due to a catastrophic event;
•federal and state tax proposals affecting our industry;
•competition in the natural gas and oil exploration and production industry;
•negative public perceptions of our industry;
•effects of purchase price adjustments and indemnity obligations;
•the ability to execute on our business strategy following emergence from bankruptcy; and
•other factors that are described under Risk Factors in Item 1A of our 2022 Form 10-K.

We caution you not to place undue reliance on the forward-looking statements contained in this release which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.
4